Exhibit 10.3

AMENDMENT No. 1
TO THE
HEALTHEQUITY, INC.
2014 EQUITY INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the HealthEquity, Inc. 2014 Equity Incentive Plan, as amended and restated on July 14, 2014 (the “Plan”), is made effective as of the 30th day of August 2019.

WHEREAS, HealthEquity, Inc. (the “Company”) maintains the Plan;

WHEREAS, pursuant to Section 2(b)(vi) of the Plan, the Company’s board of directors (the “Board”) may amend the Plan in any respect the Board deems necessary or advisable;

WHEREAS, in accordance with the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, WageWorks, Inc., a Delaware corporation (“WageWorks”), and Pacific Merger Sub Inc., a wholly owned subsidiary of the Company and a Delaware corporation (“Merger Sub”), on August 30, 2019, Merger Sub will be merged with and into WageWorks (the “Merger”), with the separate corporate existence of Merger Sub ceasing and WageWorks continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of the Company;

WHEREAS, in accordance with, and subject to the terms and conditions of, an exception under Rule 5635(c)(3) and IM-5635-1 of the NASDAQ Market Rules and Regulations, the remaining number of shares of common stock, par value $0.001 per share, of WageWorks that were available for issuance as of immediately prior to the Merger under the WageWorks, Inc. Amended and Restated 2010 Equity Incentive Plan (the “WageWorks Plan”), a pre-existing shareholder approved plan of WageWorks, shall be available for use (after appropriate adjustment of the number of shares to reflect the Merger) by the Company for Stock Awards (as defined in the Plan) made under the Plan, provided that (i) the period during which such shares are available for Stock Awards will not be extended beyond the period during which they would have been available under the WageWorks Plan, absent the Merger and (ii) such Stock Awards may not be granted to individuals who were employed by the Company or its subsidiaries at the time the Merger was consummated; and

WHEREAS, the Board now desires to amend the Plan to increase the maximum number of shares of Common Stock (as defined in the Plan) available for Stock Awards by 5,255,027 shares of Common Stock, representing the number of shares of WageWorks’ common stock that were available for grants under the WageWorks Plan as of immediately prior to the Merger, as adjusted to reflect the Merger; provided, that (i) the period during which such shares are available for Stock Awards will not be extended beyond May 26, 2020 (that is, the period during which the shares would have been available under the WageWorks Plan, absent the Merger), and (ii) such Stock Awards may not be granted to individuals who were employed by the Company or its subsidiaries at the time the Merger was consummated.

NOW, THEREFORE, subject to the occurrence of the Closing (as defined in the Merger Agreement), the Plan is hereby amended as follows:

1.             Capitalized Terms.  Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Plan.

2.             Amendments to the Plan.

a.             Section 3(a)(i) shall be amended to add the following to the end thereof:

“In addition, and subject to Section 9(a) relating to Capitalization Adjustments, during the period between August 30, 2019 through May 26, 2020, an additional 5,255,027 shares of Common Stock (the “WageWorks Share Reserve”) may be issued pursuant to Stock Awards to Employees, Directors and Consultants other than any such Employee, Director or Consultant who was employed or retained by the Company or its Affiliates (other than WageWorks, Inc. and its Subsidiaries as of August 30, 2019) on August 30, 2019.”

b.             The first sentence of Section 3(a)(iii) is hereby amended and restated in its entirety as follows:

“For clarity, the Share Reserve and the WageWorks Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan.”

c.             Section 3(c) is hereby amended to add the following to the end thereof:

“In no event shall any portion of the WageWorks Share Reserve be used or available for the issuance of shares with respect to which Incentive Stock Options are exercisable.”

3.             Ratification and Confirmation.  Except as specifically amended by this Amendment, the Plan is hereby ratified and confirmed in all respects and remains valid and in full force and effect.  Whenever the Plan is referred to in this Amendment or in any other agreement, document or instrument, such reference shall be deemed to be to the Plan, as amended by this Amendment, whether or not specific reference is made to this Amendment.

4.             Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws thereof.

5.             Headings.  Section headings are for convenience only and shall not be considered a part of this Amendment.

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